Exhibit 10-r

FIRST AMENDMENT TO
TRUSTMARK CORPORATION
DEFERRED COMPENSATION PLAN
(As Restated Effective December 31, 2007)

This Amendment to the Trustmark Corporation Deferred Compensation Plan (As Restated Effective December 31, 2007) (the “Plan”) is adopted by Trustmark Corporation, a Mississippi corporation (the “Company”), on the date noted below and is effective January 1, 2008.

1.	Appendix A of the Plan is amended to read as follows:

APPENDIX A
Limited Transition Relief for Distribution Elections
Made Available in Accordance with Notice 2006-79 or Notice 2007-86

The capitalized terms below shall have the same meaning as provided in Article 1 of the Plan.

Opportunity to Make New (or Revise Existing) Distribution Elections.  Notwithstanding the required deadline for the submission of an initial distribution election under Articles 4, 5, 6, 7, 8 or 9 of the Plan, the Committee may, to the extent permitted by Notice 2006-79 and/or Notice 2007-86, provide a limited period in which Participants may make new distribution elections, or revise existing distribution elections, with respect to amounts subject to the terms of the Plan, by submitting an Election Form on or before the deadline established by the Committee, which in no event shall be later than December 31, 2008.  Any distribution election(s) made by a Participant, and accepted by the Committee, in accordance with this Appendix A shall not be treated as a change in either the form or timing of a Participant’s benefit payment for purposes of Code Section 409A or the Plan.  If any distribution election submitted by a Participant in 2007 in accordance with this Appendix A either (a) relates to an amount that would otherwise be paid to the Participant in 2007 or (b) would cause an amount to be paid to the Participant in 2007 that would not otherwise be paid in 2007, such election shall not be effective.  If any distribution election submitted by a Participant in 2008 in accordance with this Appendix A either (a) relates to an amount that would otherwise be paid to the Participant in 2008 or (b) would cause an amount to be paid to the Participant in 2008 that would not otherwise be paid in 2008, such election shall not be effective.

IN WITNESS WHEREOF, the Company has signed this Amendment to the Plan document as of September 17, 2008.

“Company”
Trustmark Corporation, a Mississippi corporation

By:	/s/ Louis E. Greer
Louis E. Greer

Title:	Treasurer & Principal Financial Officer